UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 18, 2017

ALON USA PARTNERS, LP
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35742 (Commission File Number)	46-0810241 (IRS Employer Identification No.)

12700 Park Central Dr., Suite 1600
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 367-3600

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officers

On December 31, 2016, the Management Employment Agreement, dated May 11, 2015, between Alon USA GP, LLC and Paul Eisman, the Chief Executive Officer and President of Alon USA Partners GP, LLC, a Delaware limited liability company (the “Company”) and the general partner of Alon USA Partners, LP, a Delaware limited partnership (the “Registrant”), expired in accordance with its terms and Mr. Eisman’s service as the Chief Executive Officer and President of the company ceased. In connection with the expiration of his employment agreement, Mr. Eisman resigned from the Board of Directors of the Company effective January 19, 2017.

On January 18, 2017, the Board of Directors of the Company appointed Alan Moret as interim Chief Executive Officer of the Company. Mr. Moret has served as Senior Vice President of Supply of the Company since November 2012. Mr. Moret was appointed and Interim Chief Executive Officer of Alon USA Energy, Inc. (“Alon Energy”) on January 2, 2017. Mr. Moret served as Alon Energy’s Senior Vice President of Asphalt Operations from August 2006 to August 2008, and as Senior Vice President of Supply until January 2017. Prior to joining Alon Energy, Mr. Moret was President of Paramount Petroleum Corporation from November 2001 to August 2006. Prior to joining Paramount Petroleum Corporation, Mr. Moret held various positions with Atlantic Richfield Company, most recently as President of ARCO Crude Trading, Inc. from 1998 to 2000 and as President of ARCO Seaway Pipeline Company from 1997 to 1998.

On January 18, 2017, the Board of Directors of the Company appointed Shai Even as President and Chief Financial Officer of the Company. Mr. Even previously held the position of Senior Vice President, Chief Financial Officer and Director of the Company since August 2012. Mr. Even has served as Senior Vice President of Alon Energy since August 2008, Vice President of Alon Energy from May 2005 to August 2008 and as Alon Energy’s Chief Financial Officer since December 2004. Mr. Even also served as Alon Energy’s Treasurer from August 2003 until March 2007. Prior to joining Alon Energy, Mr. Even served as Chief Financial Officer of DCL Technologies, Ltd. from 1996 to July 2003 and prior to that worked for KPMG LLP from 1993 to 1996. Mr. Even has also been a director of Alon Refining Krotz Springs, Inc. since July 2008 and Alon Brands, Inc. since November 2008. Mr. Even was selected to serve as a director of our General Partner because of his financial education and expertise, financial reporting background, public accounting experience, management experience and detailed knowledge of our operations. Mr. Even stepped down as a director of our General Partner in November 2012.

There are no family relationships among Mr. Moret or Mr. Even and any of the Company’s directors or officers. There have been no transactions nor are there any proposed transactions between the Company and Mr. Moret or Mr. Even that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alon USA Partners, LP
		By:	Alon USA Partners GP, LLC
its general partner

Date:	January 20, 2017	By:	/s/ James Ranspot
James Ranspot
Senior Vice President and General Counsel